PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE AND SUBSIDIARIES
4.1  PRO FORMA BALANCE SHEET -- ASSETS
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                             PRO
                                                                                            FORMA
                                                                                           GIVING
                                                                        PRO                EFFECT
                                                                       FORMA                 TO
                                                      PER BOOK          ADJ.                 ADJ.
ASSETS:
  Cash                                              $    5,319       $100,000 a          $  105,319
  Receivables, net                                      68,204                               68,204
  Accounts receivable from affiliated companies          9,667                                9,667
  Unbilled revenues                                     32,004                               32,004
  Notes receivable from affiliated companies            23,000                               23,000
  Fuel, materials and supplies, at average cost         49,182                               49,182
  Prepayments and other                                 10,032                               10,032
                                                    ----------       --------            ----------
                                                       197,408        100,000               297,408
                                                    ----------       --------            ----------
Property, Plant and Equipment:
  Electric utility                                   1,431,710                            1,431,710
  Other                                                  6,195                                6,195
                                                    ----------       --------            ----------
                                                     1,437,905           -                1,437,905
     Less: Accumulated depreciation                    715,736                              715,736
                                                    ----------       --------            ----------
                                                       722,169           -                  722,169
  Construction work in progress                         50,547                               50,547
                                                    ----------       --------            ----------
                                                       722,716           -                  722,716
                                                    ----------       --------            ----------
Deferred Debits and Other Assets:
  Regulatory assets                                    859,871                              859,871
  Other                                                 92,280                               92,280
                                                    ----------       --------            ----------
                                                       952,151           -                  952,151
                                                    ----------       --------            ----------
Total Assets                                        $1,922,275       $100,000            $2,022,275
                                                    ==========       ========            ==========

                                                                                             PRO
                                                                                            FORMA
                                                                                           GIVING
                                                                        PRO                EFFECT
                                                                       FORMA                 TO
                                                      PER BOOK          ADJ.                 ADJ.

LIABILITIES AND CAPITALIZATION:
  Notes payable to banks                            $     -          $100,000  a         $  100,000
  Obligations under Seabrook Power Contracts
    and other capital leases - current portion             206                                  206
  Accounts payable                                      54,588                               54,588
  Accounts payable to affiliated companies               4,008                                4,008
  Accrued taxes                                         65,317           (862) b             64,455
  Accrued interest                                      11,333          2,155  b             13,488
  Overcollections on rate reduction bonds               25,555                               25,555
  Other                                                 12,468                               12,468
                                                    ----------       --------            ----------
                                                       173,475        101,293               274,768
                                                    ----------       --------            ----------

Rate Reduction Bonds                                   510,841                              510,841
                                                    ----------       --------            ----------

Obligations under Seabrook Power Contracts
  and Other Capital Leases                                 986                                  986
                                                    ----------       --------            ----------
Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                    359,910                              359,910
  Accumulated deferred investment tax credits            2,680                                2,680
  Deferred contractual obligations                      56,165                               56,165
  Accrued pension                                       37,933                               37,933
  Other                                                 51,170                               51,170
                                                    ----------       --------            ----------
                                                       507,858           -                  507,858
                                                    ----------       --------            ----------
Capitalization:
  Long-Term Debt                                       407,285                              407,285
                                                    ----------       --------            ----------

  Common Stockholder's Equity:
    Common stock                                          -                                    -
    Capital surplus, paid in                           126,937                              126,937
    Retained earnings                                  194,998         (1,293)  b           193,705
    Accumulated other comprehensive (loss)/income         (105)                                (105)
                                                    ----------       --------            ----------
  Common Stockholder's Equity                          321,830         (1,293)              320,537
                                                    ----------       --------            ----------
Total Capitalization                                   729,115         (1,293)              727,822
                                                    ----------       --------            ----------
Total Liabilities and Capitalization                $1,922,275       $100,000            $2,022,275
                                                    ==========       ========            ==========


PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE AND SUBSIDIARIES
4.2  PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                             PRO
                                                                                            FORMA
                                                                                           GIVING
                                                                        PRO                EFFECT
                                                                       FORMA                 TO
                                                      PER BOOK          ADJ.                 ADJ.
Operating Revenues                                   $1,046,738       $(1,123)           $1,046,738
                                                    -----------       -------           ----------
Operating Expenses:
  Operation -
     Fuel, purchased and net interchange power          387,987                             387,987
     Other                                              126,506                             126,506
  Maintenance                                            64,146                              64,146
  Depreciation                                           40,941                              40,941
  Amortization of regulatory assets, net                238,960                             238,960
  Taxes other than income taxes                          34,226                              34,226
                                                    -----------       --------           ----------
    Total operating expenses                            892,766          -                  892,766
                                                    -----------       --------           ----------

Operating Income                                        153,972          -                  153,972

Interest Expense:
  Interest on long-term debt                             16,752                              16,752
  Interest on rate reduction bonds                       30,499                              30,499
  Other interest                                          1,874         2,155  b              4,029
                                                    -----------       -------            ----------
    Interest expense, net                                49,125         2,155                51,280
                                                    -----------       -------            ----------
Other (Loss)/Income, Net                                 (1,671)                             (1,671)
                                                    -----------       -------            ----------
Income Before Income Tax Expense                        103,176        (2,155)              101,021
Income Tax Expense                                       40,279          (862) b             39,417
                                                    -----------       -------            ----------
Net Income/(Loss)                                        62,897        (1,293)               61,604
                                                    ===========       =======            ==========


PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE AND SUBSIDIARIES
4.2  PRO FORMA STATEMENT OF RETAINED EARNINGS
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                           PRO
                                                                                          FORMA
                                                                                          GIVING
                                                                        PRO               EFFECT
                                                                        FORMA               TO
                                                        PER BOOK        ADJ.               ADJ.
Balance at beginning of period                          $176,419      $                 $176,419

Net income                                                62,897       (1,293)  b         61,604

Cash dividends on common stock                           (45,000)                        (45,000)

Allocation of benefits - ESOP                                682                             682
                                                        --------      -------           --------
Balance at end of period                                $194,998      $(1,293)          $193,705
                                                        ========      =======           ========


PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE AND SUBSIDIARIES
4.2  PRO FORMA CAPITAL STRUCTURE
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                           PRO
                                                                                          FORMA
                                                                                          GIVING
                                                                        PRO               EFFECT
                                                                        FORMA               TO
                                                        PER BOOK        ADJ.               ADJ.
Long-term debt*                                         $407,285      $                 $407,285

Common stockholders' equity                              321,830       (1,293)  b        320,537
                                                        --------      -------           --------
        Total Capitalization                            $729,115      $(1,293)          $727,822
                                                        ========      =======           ========

*Does not include current portion.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE AND SUBSIDIARIES
4.2  PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                         Debit      Credit
a) Cash                                                100,000
   Notes payable to banks                                          100,000

   To record the issuance of
   additional short-term debt.


b) Other interest                                        2,155
   Accrued taxes                                           862
      Accrued interest                                               2,155
      Income tax expense                                               862

   To record interest expense
   associated with increased level of
   short-term debt and related tax effect.